Exhibit 99.1

HESS MIDSTREAM PARTNERS LP

HESS MIDSTREAM PARTNERS LP REPORTS ESTIMATED RESULTS FOR THE FOURTH QUARTER OF 2017

Fourth Quarter Highlights:

•	Net income was $77.1 million. Net cash provided by operating activities was $120.9 million.
•	Adjusted EBITDA[1] was $106.9 million, of which $21.2 million was attributable to Hess Midstream Partners LP.
•	DCF[1] of Hess Midstream Partners LP was $21.0 million resulting in 1.2x DCF coverage of distributions for the period.
•

Increased quarterly cash distribution to $0.3218 per unit, an increase of 3.6% compared with the prior quarter or 15% on an annualized basis, consistent with targeted long‑term annual distribution growth per unit.

•	Successfully commissioned the Hawkeye Oil Facility and commenced delivering crude oil north of the Missouri River.
•	Continued execution of growth infrastructure projects with ramp-up of the Johnson’s Corner Header System project.
•

Compared with the prior‑year quarter, throughput volumes increased 17% for gas gathering, 28% for crude oil gathering, 22% for gas processing and 44% for crude terminaling, driven by strong operating performance of our assets, increased third‑party volumes and completion of our key gathering and terminaling projects during the second half of 2017.

•	Revolver remains undrawn with capacity of $300 million available to fund future growth.

HOUSTON, February 5, 2018—Hess Midstream Partners LP (NYSE: HESM) (“Hess Midstream”) today reported fourth quarter 2017 net income of $77.1 million compared with net income of $69.6 million for the fourth quarter of 2016. Net income attributable to Hess Midstream was $14.8 million, or $0.26 per common unit. Hess Midstream generated Adjusted EBITDA of $21.2 million and DCF of $21.0 million for the fourth quarter of 2017.

John Gatling, Chief Operating Officer of Hess Midstream said, “We expect significant volume growth across our business in 2018, following a successful year of new project delivery in 2017. Since our April 2017 IPO we have progressed our infrastructure value chain while maintaining a strong financial position, highlighted by our solid fourth quarter earnings, distribution coverage of 1.2x and no leverage. We are committed to delivering our targeted 15% annual distribution per unit growth while investing in attractive opportunities that support our long‑term throughput momentum.”

[1]	Adjusted EBITDA and DCF are non‑GAAP measures. Definitions and reconciliations of these non‑GAAP measures to GAAP reporting measures appear in the following pages of this release.

Financial Results

Unless otherwise noted herein, all results included in this release reflect the results of our predecessor for accounting purposes, for periods prior to the closing of our IPO on April 10, 2017, as well as the results of Hess Midstream Partners LP, for the period subsequent to the closing of the IPO. We refer to certain results as “attributable to Hess Midstream Partners LP,” which excludes the noncontrolling interests in Hess Midstream’s assets retained by Hess Infrastructure Partners LP (“Hess Infrastructure Partners”).

Revenues and other income in the fourth quarter of 2017 were $150.5 million compared to $151.6 million in the prior-year quarter. Although tariff rates and throughput volumes were higher in the fourth quarter of 2017, revenues and other income declined compared to the prior-year quarter, primarily due to changes to our commercial agreements at the end of 2016, which required us to recognize an entire year of shortfall fees in the fourth quarter of 2016. As a result, the fourth quarter of 2016 included recognition of $36.0 million of shortfall fees compared to $13.1 million shortfall fees in the fourth quarter of 2017. Total costs and expenses in the fourth quarter of 2017 were $72.9 million, down from $82.0 million in the prior‑year quarter primarily as a result of lower maintenance and third‑party rail transportation costs. Net income for the fourth quarter of 2017 was $77.1 million and net cash provided by operating activities was $120.9 million.

Adjusted EBITDA was $106.9 million, of which $21.2 million is attributable to Hess Midstream. DCF of $21.0 million resulted in a 1.2x DCF coverage ratio relative to distributions.

At the end of the fourth quarter 2017, Hess Midstream’s $300.0 million revolving credit facility remained undrawn and available to fund organic growth projects or acquisitions from Hess Corporation, Hess Infrastructure Partners or third parties.

Joint Venture Transaction

On January 25, 2018, Hess Midstream announced the formation of a strategic 50/50 joint venture with Targa Resources to build a new gas processing plant, Little Missouri 4, with an anticipated capacity of 200 MMcf/d to be located south of the Missouri River near Watford City, North Dakota. The construction activities are expected to be complete by end of year 2018 providing Hess Midstream with an additional 100 MMcf/d in firm gas processing capacity and the export optionality north and south of the Missouri River.

Operational Highlights

Fourth quarter 2017 throughput volumes increased 17% for gas gathering, 28% for crude oil gathering, 22% for gas processing and 44% for crude terminaling compared with the fourth quarter 2016, driven by strong operating performance of our assets, including the Hawkeye Gas Facility, the Tioga Gas Plant, the Johnson’s Corner Header System and additional third‑party volumes contracted with Hess Corporation and delivered to us. In the fourth quarter of 2017, Hess Midstream successfully commissioned the Hawkeye Oil Facility, which receives crude oil through pipeline and truck deliveries from Hess Corporation and third parties south of the Missouri River for transport by pipeline to the Ramberg Terminal Facility north of the Missouri River. Furthermore, we continued ramp up of the Johnson’s Corner Header System, which commenced operations in the third quarter of 2017.

Capital Expenditures

Gross capital expenditures for the fourth quarter of 2017 totaled $43.4 million, including $7.8 million of maintenance capital expenditures and $35.6 million of expansion capital expenditures, compared with $79.6 million, including $4.4 million of maintenance capital expenditures and $75.2 million expansion capital expenditures in the prior‑year quarter. The variance in expansion capital expenditures was primarily attributable to higher spend in the fourth quarter of 2016 for the Hawkeye development projects. Net capital expenditures attributable to Hess Midstream Partners LP in the fourth quarter of 2017 totaled $8.6 million, including $1.5 million of maintenance capital expenditures and $7.1 million expansion capital expenditures. Under the contribution agreement we entered into with Hess Infrastructure Partners in connection with the IPO, Hess Infrastructure Partners reimbursed the full cost of maintenance capital expenditures incurred during the fourth quarter of 2017.

Quarterly Cash Distributions

On January 23, 2018, the general partner’s board of directors declared a cash distribution of $0.3218 per unit for the fourth quarter of 2017, an increase of 3.6% over the distribution for the third quarter of 2017. The distribution is expected to be paid on February 13, 2018 to unitholders of record as of the close of business on February 2, 2018.

Hess Midstream is targeting long‑term 15% annual distribution growth per unit with at least a 1.1x distribution coverage ratio.

Investor Webcast

Hess Midstream will review fourth quarter financial and operating results and other matters on a webcast today at 4:30 p.m. Eastern Standard Time. The live audio webcast is accessible on the Investor page of our website www.hessmidstream.com. Conference call numbers for participation are 866-395-9624, or 213-660-0871 for international callers. The passcode number is 4889458. A replay of the conference call will be available at the same location following the event.

About Hess Midstream

Hess Midstream Partners LP is a fee‑based, growth oriented traditional master limited partnership that was formed to own, operate, develop and acquire a diverse set of midstream assets to provide services to Hess Corporation and third‑party customers. Hess Midstream’s assets are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota. More information is available at www.hessmidstream.com.

Reconciliation of U.S. GAAP to Non‑GAAP Measures

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes additional non‑GAAP measures to facilitate comparisons of past performance and future periods. Hess Midstream has used two non‑GAAP financial measures in this earnings release. “Adjusted EBITDA” presented in this release is defined as reported net income (loss) plus interest expense, income tax expense and depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as other income and other non‑cash, non‑recurring items, if applicable. We define Adjusted EBITDA attributable to Hess Midstream Partners LP as Adjusted EBITDA less Adjusted EBITDA attributable to Hess Infrastructure Partners’ retained interests in our join interest assets. “Distributable Cash Flow” (“DCF”) is defined as Adjusted EBITDA attributable to Hess Midstream Partners LP less cash paid for interest and maintenance capital expenditures. Distributable cash flow does not reflect changes in working capital balances. We believe that investors’ understanding of our performance is enhanced by disclosing these measures as they may assist in assessing our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods, and assessing the ability of our assets to generate sufficient cash flow to make distributions to our unitholders. These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income or cash flow from operating activities and should not be considered in isolation. Reconciliations of both reported net income attributable to Hess Midstream Partners LP (GAAP) to Adjusted EBITDA and net cash provided by operating activities (GAAP) to Distributable Cash Flow, are provided below.

	Fourth Quarter
	(unaudited)
	2017		2016
			Predecessor
(in millions, except ratio and per-unit data)
Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP to net income (loss):
Net income (loss)	$77.1		$69.6
Plus:
Depreciation expense	29.3		27.6
Interest expense	0.5		-
Adjusted EBITDA	106.9		$97.2
Less: Adjusted EBITDA attributable to noncontrolling interest(a)	85.7
Adjusted EBITDA attributable to Hess Midstream Partners LP	$21.2
Less:
Cash interest paid, net	0.2
Maintenance capital expenditures(b)	-
Distributable cash flow attributable to Hess Midstream Partners LP	$21.0

Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP to net cash provided by (used in) operating activities:

Net cash provided by (used in) operating activities	$120.9
Changes in assets and liabilities	(14.3)
Amortization of deferred financing costs	(0.2)
Interest expense	0.5
Adjusted EBITDA	$106.9
Less:
Adjusted EBITDA attributable to noncontrolling interest(a)	85.7
Adjusted EBITDA attributable to Hess Midstream Partners LP	$21.2
Less:
Cash interest paid, net	0.2
Maintenance capital expenditures(b)	-
Distributable cash flow attributable to Hess Midstream Partners LP	$21.0
Distributed cash flow	17.9
Distribution coverage ratio	1.2	x
Distribution per unit	$0.3218
(a)

Reflects Hess Infrastructure Partners’ 80% noncontrolling economic interest in the net income of Hess North Dakota Pipelines Operations LP, Hess TGP Operations LP and Hess North Dakota Export Logistics LP.

(b)

Under our contribution agreement with Hess Infrastructure Partners, Hess Infrastructure Partners agreed to bear the full cost we incurred for maintenance capital expenditures during the periods presented.

Forward‑looking Statements

This press release may include forward‑looking statements within the meaning of the federal securities laws. Generally, the words “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “believe,” “intend,” “project,” “plan,” “predict,” “will” and similar expressions identify forward‑looking statements, which generally are not historical in nature. Forward‑looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results and current projections or expectations. When considering these forward‑looking statements, you should keep in mind the risk factors and other cautionary statements in Hess Midstream’s prospectus dated April 4, 2017 and other SEC filings, including the risk that the Little Missouri 4 gas processing plant is not constructed on time, at the anticipated total construction cost, or at all; that the total processing capacity of the plant differs from expected capacity; and that additional Hess Corporation or third-party volumes may not be realized. Hess Midstream undertakes no obligation and does not intend to update these forward‑looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward‑looking statements, which speak only as of the date of this press release.

For Hess Midstream Partners LP

Investor Contact:

Jennifer Gordon

(212) 536-8244

Media Contact:

Patrick Scanlon

Sard Verbinnen & Co

(212) 687-8080

HESS MIDSTREAM PARTNERS LP AND PREDECESSOR

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

Factors Affecting Comparability

The following tables present revenues, expenses and net income (loss), for the three and twelve month periods ended December 31, 2017 and 2016. The unaudited combined financial results of Hess Midstream Partners LP Predecessor, our predecessor for accounting purposes, are presented for periods prior to the closing of our IPO on April 10, 2017. Differences in revenues and expenses for periods prior to and after the IPO are detailed in the "Factors Affecting the Comparability of Our Financial Results" in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the prospectus dated April 4, 2017.

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2017	2016	2017
		Predecessor
Statement of operations
Revenues and other income
Affiliate services	$150.3	$151.6	$146.7
Other income	0.2	-	-
Total revenues and other income	150.5	151.6	146.7
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	41.1	51.6	39.6
Depreciation expense	29.3	27.6	28.5
General and administrative expenses	2.5	2.8	1.7
Total costs and expenses	72.9	82.0	69.8
Income (loss) from operations	77.6	69.6	76.9
Interest expense	0.5	-	0.4
Net income (loss)	$77.1	$69.6	$76.5
Less: Net income (loss) attributable to noncontrolling interest subsequent to the IPO on April 10, 2017	62.3		61.5
Net income (loss) attributable to Hess Midstream Partners LP subsequent to the IPO on April 10, 2017	14.8		15.0
Less: General partner interest in net income (loss) attributable to Hess Midstream Partners LP subsequent to the IPO on April 10, 2017	0.3		0.3
Limited partners' interest in net income (loss) attributable to Hess Midstream Partners LP subsequent to the IPO on April 10, 2017	$14.5		$14.7
Net income (loss) subsequent to the IPO on April 10, 2017 per limited partner unit (basic and diluted):
Common	$0.26		$0.27
Subordinated	$0.26		$0.27
Weighted average limited partner units outstanding (basic and diluted)
Common	27.3		27.3
Subordinated	27.3		27.3

HESS MIDSTREAM PARTNERS LP AND PREDECESSOR

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	Year Ended December 31,
	2017	2016
		Predecessor
Statement of operations
Revenues and other income
Affiliate services	$565.6	$509.8
Other income	0.2	-
Total revenues and other income	565.8	509.8
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	158.4	193.4
Depreciation expense	113.1	99.7
General and administrative expenses	8.1	10.4
Total costs and expenses	279.6	303.5
Income (loss) from operations	286.2	206.3
Interest expense	1.4	1.4
Net income (loss)	$284.8	$204.9
Less: Net income (loss) prior to the IPO on April 10, 2017	68.2
Less: Net income (loss) attributable to noncontrolling interest subsequent to the IPO on April 10, 2017	175.4
Net income (loss) attributable to Hess Midstream Partners LP subsequent to the IPO on April 10, 2017	41.2
Less: General partner interest in net income (loss) attributable to Hess Midstream Partners LP subsequent to the IPO on April 10, 2017	0.8
Limited partners' interest in net income (loss) attributable to Hess Midstream Partners LP subsequent to the IPO on April 10, 2017	$40.4
Net income (loss) subsequent to the IPO on April 10, 2017 per limited partner unit (basic and diluted):
Common	$0.75
Subordinated	$0.75
Weighted average limited partner units outstanding (basic and diluted)
Common	26.9
Subordinated	26.9

HESS MIDSTREAM PARTNERS LP AND PREDECESSOR

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	Fourth Quarter 2017
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues and other income
Affiliate services	$72.8	$59.9	$17.6	$-	$150.3
Other income	-	-	-	0.2	0.2
Total revenues and other income	72.8	59.9	17.6	0.2	150.5
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	17.6	15.7	7.8	-	41.1
Depreciation expense	14.5	10.9	3.9	-	29.3
General and administrative expenses	1.2	0.4	0.2	0.7	2.5
Total costs and expenses	33.3	27.0	11.9	0.7	72.9
Income (loss) from operations	39.5	32.9	5.7	(0.5)	77.6
Interest expense	-	-	-	0.5	0.5
Net income (loss)	39.5	32.9	5.7	(1.0)	77.1
Less: Net income (loss) attributable to noncontrolling interest	31.4	26.2	4.7	-	62.3
Net income (loss) attributable to Hess Midstream Partners LP	$8.1	$6.7	$1.0	$(1.0)	$14.8

	Fourth Quarter 2016
	Predecessor
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$65.2	$48.7	$37.7	$-	$151.6
Total revenues	65.2	48.7	37.7	-	151.6
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	20.5	14.8	16.3	-	51.6
Depreciation expense	10.6	10.9	6.1	-	27.6
General and administrative expenses	1.9	0.6	0.3	-	2.8
Total costs and expenses	33.0	26.3	22.7	-	82.0
Income (loss) from operations	32.2	22.4	15.0	-	69.6
Interest expense	-	-	-	-	-
Net income (loss)	$32.2	$22.4	$15.0	$-	$69.6

HESS MIDSTREAM PARTNERS LP AND PREDECESSOR

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	Third Quarter 2017
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$72.1	$58.5	$16.1	$-	$146.7
Total revenues	72.1	58.5	16.1	-	146.7
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	16.0	15.3	8.3	-	39.6
Depreciation expense	13.8	10.9	3.8	-	28.5
General and administrative expenses	0.8	0.3	0.2	0.4	1.7
Total costs and expenses	30.6	26.5	12.3	0.4	69.8
Income (loss) from operations	41.5	32.0	3.8	(0.4)	76.9
Interest expense	-	-	-	0.4	0.4
Net income (loss)	41.5	32.0	3.8	(0.8)	76.5
Less: Net income (loss) attributable to noncontrolling interest	33.3	25.3	2.9	-	61.5
Net income (loss) attributable to Hess Midstream Partners LP	$8.2	$6.7	$0.9	$(0.8)	$15.0

HESS MIDSTREAM PARTNERS LP AND PREDECESSOR

SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2017	2016	2017
		Predecessor
Throughput volumes (thousands)
Gas gathering - Mcf of natural gas per day	230	197	229
Crude oil gathering - bopd	69	54	61
Gas processing - Mcf of natural gas per day	219	179	214
Crude terminals - bopd	85	59	71
NGL loading - blpd	11	12	13

		Year Ended December 31,
		2017	2016
Throughput volumes (thousands)			Predecessor
Gas gathering - Mcf of natural gas per day		213	202
Crude oil gathering - bopd		64	57
Gas processing - Mcf of natural gas per day		200	188
Crude terminals - bopd		69	59
NGL loading - blpd		12	13